     As filed with the Securities and Exchange Commission on January 8, 2001

================================================================================
                                                    Registration No. 333-______

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                         BIOSANTE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                     WYOMING                               58-2301143
         (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                Identification No.)

        175 OLDE HALF DAY ROAD, SUITE 247
                LINCOLNSHIRE, IL                              60069
    (Address of Principal Executive Offices)               (Zip Code)
                             -----------------------

                             1998 STOCK OPTION PLAN
                            (Full title of the plan)
                             -----------------------

                              PHILLIP B. DONENBERG,
                             CHIEF FINANCIAL OFFICER
                         BIOSANTE PHARMACEUTICALS, INC.
                        175 OLDE HALF DAY ROAD, SUITE 247
                             LINCOLNSHIRE, IL 60069
                                 (847) 793-2458
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
 ========================== =================== ========================= ========================== =================
    TITLE OF SECURITIES        AMOUNT TO BE         PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
     TO BE REGISTERED         REGISTERED(1)        OFFERING PRICE PER     AGGREGATE OFFERING PRICE   REGISTRATION FEE
                                                        UNIT(2)
 -------------------------- ------------------- ------------------------- -------------------------- -----------------
 Common stock, no par
 value per share             7,000,000 shares          $2,940,000                   $.42                 $735.00
 ========================== =================== ========================= ========================== =================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement includes an indeterminate number of additional shares which may be offered and sold as a result of anti-dilution provisions described in the 1998 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act as follows: (i) with respect to options to purchase shares previously granted under the 1998 Stock Option Plan, on the basis of the weighted average exercise price of these option grants, and (ii) with respect to options to be granted under the 1998 Stock Option Plan, on the basis of the average between the high and low sales prices of the registrant's common stock on January 3, 2001 on the over-the-counter market, as reported by the Over-the-Counter Bulletin Board.

================================================================================

                                     PART I

                              INFORMATION REQUIRED
                         IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by BioSante Pharmaceuticals, Inc. (File No. 0-28637) with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (1) BioSante's annual report on Form 10-KSB for the fiscal year ended December 31, 1999.

         (2) BioSante's quarterly reports on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

         (3) BioSante's current report on Form 8-K as filed with the SEC on July 11, 2000.

         (4) The description of BioSante's common stock contained in its registration statement on Form 10-SB filed with the SEC on December 23, 1999 under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating the description.

         All documents filed by BioSante with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The description of our common stock to be offered pursuant to this registration statement has been incorporated by reference into this registration statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of our common stock offered hereby will be passed upon for BioSante by Holland & Hart LLP, Cheyenne, Wyoming.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Continuance limit the liability of our directors and officers to the fullest extent permitted by the Wyoming Business Corporation Act. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as our directors, except liability for (1) the amount of financial benefit received by our director to which our director is not entitled, (2) an intentional infliction of harm to us or our shareholders, (3) a violation of Section 17-16-833 of the Wyoming Business Corporation Act, and (4) an intentional violation of criminal law. Liability under federal securities law is not limited by our Articles of Continuance.

         We maintain an insurance policy for our directors and executive officers pursuant to which our directors and executive officers are insured against liability for certain actions in their capacity as our directors and executive officers.

         The Wyoming Business Corporation Act requires that we indemnify any director, made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action by us. Reference is made to the detailed terms of the Wyoming indemnification statute, Section 17-16-852 of the Wyoming Business Corporation Act, for a complete statement of such indemnification rights. Section 15 of our Articles of Continuance also require us to provide indemnification beyond the mandatory indemnification in Section 17-16-852 for our officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we are aware that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable. No securities are to be re-offered or resold pursuant to this registration statement.

ITEM 8.  EXHIBITS.

EXHIBIT NO.
-----------
5.1           Opinion of Holland & Hart LLP (filed herewith).

23.1          Consent of Deloitte & Touche LLP (filed herewith).

23.2          Consent of Holland & Hart LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page to this registration statement).

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)      To include any prospectus required by Section
                                 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii)     To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in this registration statement or any material change to such information in this registration statement.

                      Provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on December 12, 2000.

                                   BIOSANTE PHARMACEUTICALS, INC.

                                   By: /s/ Stephen M. Simes
                                      ---------------------
                                       Stephen M. Simes
                                       President and Chief Executive Officer
                                       (principal executive officer)


                                   By: /s/ Phillip B. Donenberg
                                       ------------------------
                                       Phillip B. Donenberg
                                       Chief Financial Officer, Treasurer and
                                       Secretary
                                       (principal financial and
                                       accounting officer)

                                POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints Stephen M. Simes and Phillip B. Donenberg, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 12, 2000 by the following persons in the capacities indicated.

SIGNATURE                                    TITLE
---------                                   -------
/s/ Stephen M. Simes                      President and Chief Executive Officer
-------------------------------           and Director
Stephen M. Simes

/s/ Louis W. Sullivan, M.D.               Chairman of the Board and Director
-------------------------------
Louis W. Sullivan, M.D.

/s/ Avi Ben-Abraham, M.D.                 Director
-------------------------------
Avi Ben-Abraham, M.D.

/s/ Victor Morgenstern                    Director
-------------------------------
Victor Morgenstern

/s/ Edward C. Rosenow, III, M.D.          Director
-------------------------------
Edward C. Rosenow, III, M.D.

/s/ Fred Holubow                            Director
-------------------------------
Fred Holubow

/s/ Ross Mangano                            Director
-------------------------------
Ross Mangano

/s/ Angela Ho                               Director
-------------------------------
Angela Ho

/s/ Peter Kjaer                             Director
-------------------------------
Peter Kjaer

                         BIOSANTE PHARMACEUTICALS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

EXHIBIT
   NO.          ITEM                                                    METHOD OF FILING
   --           ----                                                    ---------------

5.1              Opinion of Holland & Hart LLP...........................Filed herewith.

23.1             Consent of Deloitte & Touche LLP........................Filed herewith.

23.2             Consent of Holland & Hart LLP...........................Included in Exhibit 5.1.

24.1             Power of Attorney.......................................Included on the signature page to this registration statement.